TRUST AGREEMENT

This TRUST AGREEMENT, dated as of July 29, 2010, by and between Redwood Trust Inc., a Maryland corporation (the “Sponsor”), and Wells Fargo Delaware Trust Company, N.A., a national banking association, as Delaware trustee (the “Delaware Trustee”).

The Sponsor and the Delaware Trustee hereby agree as follows:

1.           The trust created hereby (the "Trust") shall be known as Redwood Capital Trust II, in which name the Sponsor or the Delaware Trustee, to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

2.           The Sponsor hereby assigns, transfers, conveys and sets over to the Delaware Trustee the sum of One Dollar ($1.00).  The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate.  The Delaware Trustee hereby declares that they will hold the trust estate in trust for the Sponsor.  It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust.  The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

3.           The Sponsor and the Delaware Trustee will enter into an Amended and Restated Trust Agreement (herein the "Amended and Restated Trust Agreement"), satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of capital securities of the Trust (the "Capital Securities") and common securities of the Trust (the "Common Securities").  Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by this Trust Agreement, applicable law or as the Sponsor directs in order to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise including, but not limited to, the filing of the certificate of trust in accordance with Section 2 hereof.  Notwithstanding the foregoing, the Delaware Trustee may take all actions deemed proper and necessary to effect the transactions contemplated herein.

4.           The Sponsor is hereby authorized (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement") (including any post-effective amendments to the 1933 Act Registration Statement) relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Capital Securities of the Trust and certain other securities of the Sponsor; (b) any preliminary prospectus or prospectus or supplement thereto relating to the Capital Securities required to be filed pursuant to Rule 424 under the 1933 Act; and (c) to the extent deemed advisable by the Sponsor, a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under the Exchange Act of 1934, as amended; (ii) to the extent deemed advisable by the Sponsor, to file with one or more national securities exchanges (each, an "Exchange") or the Financial Industry Regulatory Authority ("FINRA") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on any such Exchange or the Nasdaq National Market ("NASDAQ"); (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute on behalf of the Trust any agreements relating to the issuance of the Capital Securities.  In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, any Exchange, FINRA or state securities or blue sky laws to be executed on behalf of the Trust by one or more trustees, the Sponsor shall appoint an administrative trustee (the “Administrative Trustee”), and in its or his capacity as a trustee of the Trust, any such Administrative Trustee is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document.  In connection with the filings referred to above, the Sponsor and the Trust hereby constitute and appoint any such Administrative Trustee as its and their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Sponsor or Trust or in the Sponsor's or the Trust's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, any Exchange, FINRA and administrators of the State securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or the Trust might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

5.           The number of trustees initially shall be one (1) and thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor, which may increase or decrease the number of trustees; provided, however, that to the extent required by the Statutory Trust Act, one of the trustees of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee at any time.  The Delaware Trustee may resign upon thirty (30) days' prior notice to the Sponsor.

6.           (a)           The Delaware Trustee and its officers, directors, agents and servants (collectively, the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor or any holder of the Capital Securities (the Trust, the Sponsor and any holder of the Capital Securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

(b)           The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Capital Securities might properly be paid.

(c)           The Sponsor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by or asserted against the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust or the transactions contemplated by this Trust Agreement in a manner the Fiduciary Indemnified Persons reasonably believe to be within the authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions, (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection, and (iii) to reimburse the Delaware Trustee for all other reasonable expenses (including reasonable fees and expenses of counsel and other experts) incurred in connection with this Trust Agreement and the Trust.

(d)           The provisions of this Section 6 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

7.           This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

8.           This Trust Agreement may be executed in one or more counterparts.

9.           The Trust may dissolve, wind-up and terminate at the election of the Sponsor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

REDWOOD TRUST INC., as Sponsor

By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel & Secretary

WELLS FARGO DELAWARE TRUST
COMPANY, N.A., as Delaware Trustee

By:	/s/ Tracy M. McLamb
Name: Tracy M. McLamb
Title: Vice President